Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Dean Freeman
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2012

North Andover, MA…February 19, 2013.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter and year ended December 31, 2012.  Net income per diluted share for the fourth quarter of 2012 was $0.44, as compared to $0.47 for the fourth quarter of 2011.  Net income per diluted share from continuing operations (EPS) for the fourth quarter of 2012 was $0.52 as compared to $0.47 for the fourth quarter of 2011.    Adjusting for special items, fourth quarter 2012 adjusted EPS was $0.61, compared to fourth quarter 2011 adjusted EPS of $0.56.    A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31			Year ended December 31
(In millions, except per share information)	2012	2011	% Change	2012		2011	% Change
Sales	$359.2	$357.5	0.5%	$1,445.6	`	$1,428.1	1%
Net income from continuing operations	18.4	17.2	7%	70.6		64.4	10%
Income (loss) from discontinued operations, net of taxes	(2.9)	(0.2)	NA	(2.2)		2.0	NA
Net income	$15.5	$17.0	-9%	$68.4		$66.4	3%
Diluted earnings per share from continuing operations	$0.52	$0.47	11%	$1.96		$1.72	14%
Special items	0.09	0.10		0.22		0.46
Adjusted earnings per share from continuing operations	$0.61	$0.56	9%	$2.18		$2.18	0.0%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to discontinued operations and generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables. 2011 fourth quarter and year-to-date results have been recast to reflect Flomatic as a discontinued operation.

Fourth Quarter/Full Year Highlights:

•                  Fourth quarter 2012 sales were essentially flat compared with fourth quarter of 2011, with organic growth and acquired growth being substantially offset by the impact of negative foreign exchange, related primarily to a weakening of the euro against the U.S dollar.

•                  Adjusted 2012 fourth quarter EPS of $0.61 represents an increase of 8.9% over the fourth quarter of 2011.  Excluding the acquisition of tekmar Control Systems (tekmar), the net effect of the share repurchase program and the effect of the negative impact of a weakening euro, the increase was 4% over the fourth quarter of last year.

•                  Adjusted earnings were positively affected by a favorable blended tax rate in EMEA driven by the mix of earnings by country.

•                  Adjusted operating margin of 10.4% for the fourth quarter of 2012 was essentially flat with the fourth quarter of 2011; operating margins on a GAAP basis increased 1.2 percentage points to 8.6% in the fourth quarter of 2012, as compared to the fourth quarter of 2011.

•                  Full year 2012 sales increased mainly due to acquisitions and organic growth, offset substantially by a negative foreign exchange impact.  Full year sales were the highest since 2008.

•                  Adjusted 2012 full year EPS from continuing operations of $2.18 was flat with 2011. Excluding the results of acquisitions, the share repurchase program (net) and the effect of foreign exchange, adjusted EPS from continuing operations was $2.10, or 4% below 2011 adjusted EPS.

•                  2012 free cash flow of $104.8 million represented a 148% cash conversion rate of free cash flow to net income from continuing operations. 2012 is the fifth consecutive year that free cash flow has exceeded net income.

•                  Completed the disposal of Flomatic Corporation (Flomatic) in the fourth quarter of 2012, recognizing a net after-tax loss on disposal of approximately $3.8 million in discontinued operations.  Results for the years ended December 31, 2012 and 2011 have been recast to reflect Flomatic as a discontinued operation.  EPS was reduced by $0.02 for the full year 2012 and $0.01 for the full year 2011.

North American sales increased $8.9 million to $205.9 million in the fourth quarter of 2012, compared to $197.0 million for the fourth quarter of 2011.  This increase was due to an organic sales increase of $4.7 million, or 2.4%, acquired sales of $3.6 million and by favorable foreign exchange movements of $0.6 million associated with the strengthening of the Canadian dollar against the U.S. dollar.  Sales into the North American wholesale market were flat organically during the fourth quarter as compared to the same period in 2011.  Organic sales into the North American DIY home improvement market increased 9.0% for the fourth quarter of 2012 as compared to the fourth quarter of 2011, primarily from increased sales of residential and commercial products and water quality products.

Europe, Middle East and Africa (EMEA) sales decreased $9.1 million to $145.3 million for the fourth quarter or 2012, compared to $154.4 million for the fourth quarter of 2011.  The decrease was due to unfavorable foreign exchange movements associated with the weakening of the Euro versus the U.S. dollar of $5.7 million and a reduction in organic sales of $3.4 million or (2.2%).  Organic sales in the EMEA wholesale market increased by approximately 1% but were offset by a 4% reduction in OEM sales, as compared to the fourth quarter of 2011.  EMEA segment sales represented approximately 40% and 43% of total Company sales in the fourth quarters of 2012 and 2011, respectively.

The full year 2012 sales increase of $17.5 million was due to growth from acquisitions of $51.5 million and organic growth of $10.3 million, offset by unfavorable foreign exchange movements of $44.3 million.  Organic sales growth in North America of 1.9% was substantially offset by a decrease in EMEA organic sales of 1.5%.  Asia organic sales increased 18% for the year by expanded marketing and sales efforts in that region.

Full year free cash flow was $104.8 million in 2012, as compared to free cash flow of $105.6 million in 2011.  The conversion rate of free cash flow to net income from continuing operations was 148% as compared to 164% in 2011.  This is the fifth consecutive year that the Company generated free cash flows in excess of 140% of net income. At December 31, 2012, net debt to capitalization ratio was 10.7%, as compared to 13.9% at December 31, 2011, the decrease driven primarily by cash generation during the year. As of year-end, the Company had approximately $272 million of cash on hand and approximately $265 million in available credit under our credit agreement.

David J. Coghlan, Chief Executive Officer, commented, “We were pleased with our overall performance in the quarter.  Compared to the fourth quarter of 2011, our organic sales increased by approximately 1%, with increases in both the North America and Asia segments being offset by a decrease in the EMEA segment.  Adjusted operating margins of 10.4% were consistent with the third quarter driven by stronger sales than anticipated in North America.  Overall, this year again proved challenging for the end markets we serve as sales increased organically by only 1%. EMEA organic sales decreased by 1.5% for the year.  However, given the overall market environment within Europe, we were pleased with that result. In North America, we invested in our lead-free conversion program, which negatively affected 2012 results, but we expect positions us well for the future. We were also very pleased with our continued progress in Asia, as we saw 18% organic growth in 2012, albeit it from a small base.”

Mr. Coghlan concluded, “In closing, as part of our One Watts strategy we made some important investments in both people and systems which affected near-term operating margins but will position us well as we move ahead.  We took a leadership position in initiating the transition to lead-free products, which we believe will be an important driver in our industry for many years. We are seeing the start of a residential construction recovery in the U.S. and we expect Europe will continue to be a challenge.  However, we like our position in the expanding emerging Eastern Europe and Middle East export markets.  Lastly, we are starting to see some meaningful growth in our Asia business as we continue to invest and focus our efforts in leveraging the substantial market expansion opportunities we see there.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income from continuing operations, adjusted earnings per share, adjusted earnings per share excluding acquisitions, share repurchases and foreign exchange impact, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income from continuing operations) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income from continuing operations and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, impairment charges, CEO separation costs and CFO retention costs, significant legal settlements, product liability and workers’ compensation accrual increases or decreases, acquisition earn out adjustments, due diligence costs, acquisition accounting costs, tax adjustments, and other costs and related tax benefits. Also, adjusted earnings per share excluding acquisitions, share repurchases and foreign exchange impact, exclude the effect of each of those items on adjusted EPS. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income from continuing operations is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss fourth quarter and year end results for 2012 on Wednesday, February 20, 2013, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until February 20, 2014.

The Company’s 2013 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 15, 2013 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following:  the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
STATEMENTS OF INCOME

Net sales	$359.2	$357.5	$1,445.6	$1,428.1

Net income from continuing operations	$18.4	$17.2	$70.6	$64.4
Income (loss) from discontinued operations	(2.9)	(0.2)	(2.2)	2.0
Net income	$15.5	$17.0	$68.4	$66.4

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	35.5	36.8	36.1	37.5

Net income (loss) per share
Continuing operations	$0.52	$0.47	$1.96	$1.72
Discontinued operations	(0.08)	—	(0.06)	0.05
Net income	$0.44	$0.47	$1.90	$1.78

Cash dividends per share	$0.11	$0.11	$0.44	$0.44

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$271.8	$250.6
Short-term investment securities	2.1	4.1
Trade accounts receivable, less allowance for doubtful accounts of $9.7 million at December 31, 2012 and $9.1 million at December 31, 2011	207.1	205.9
Inventories, net:
Raw materials	111.7	104.6
Work in process	20.5	28.6
Finished goods	158.5	147.4
Total Inventories	290.7	280.6
Prepaid expenses and other assets	22.7	26.4
Deferred income taxes	21.6	28.3
Assets held for sale	—	4.6
Assets of discontinued operations	—	14.0
Total Current Assets	816.0	814.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	515.0	491.0
Accumulated depreciation	(291.4)	(267.9)
Property, plant and equipment, net	223.6	223.1
OTHER ASSETS:
Goodwill	508.2	488.6
Intangible assets, net	146.6	151.0
Deferred income taxes	4.8	6.7
Other, net	9.8	10.1
TOTAL ASSETS	$1,709.0	$1,694.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$131.6	$126.1
Accrued expenses and other liabilities	116.8	109.0
Accrued compensation and benefits	42.5	45.9
Current portion of long-term debt	77.1	2.0
Liabilities of discontinued operations	—	2.6
Total Current Liabilities	368.0	285.6
LONG-TERM DEBT, NET OF CURRENT PORTION	307.5	397.4
DEFERRED INCOME TAXES	45.2	52.7
OTHER NONCURRENT LIABILITIES	48.8	38.5
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,673,639 shares at December 31, 2012 and 29,471,414 shares at December 31, 2011	2.9	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,588,680 shares at December 31, 2012 and 6,953,680 at December 31, 2011	0.6	0.7
Additional paid-in capital	448.7	420.1
Retained earnings	498.1	515.1
Accumulated other comprehensive loss	(10.8)	(19.0)
Total Stockholders’ Equity	939.5	919.8
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,709.0	$1,694.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Net sales	$359.2	$357.5	$1,445.6	$1,428.1
Cost of goods sold	229.5	229.6	928.1	915.3
GROSS PROFIT	129.7	127.9	517.5	512.8
Selling, general and administrative expenses	96.0	91.3	384.8	377.6
Restructuring and other charges, net	2.4	0.6	4.3	8.8
Goodwill and other long-lived asset impairment charges	0.4	17.1	3.4	17.4
(Gain on) adjustment to disposal of business	—	(7.7)	1.6	(7.7)
OPERATING INCOME	30.9	26.6	123.4	116.7
Other (income) expense:
Interest income	(0.2)	(0.3)	(0.7)	(1.0)
Interest expense	6.2	6.7	24.6	25.8
Other expense (income), net	0.7	0.4	(0.8)	0.8
Total other expense	6.7	6.8	23.1	25.6

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	24.2	19.8	100.3	91.1
Provision for income taxes	5.8	2.6	29.7	26.7

NET INCOME FROM CONTINUING OPERATIONS	18.4	17.2	70.6	64.4
Income (loss) from discontinued operations, net of taxes	(2.9)	(0.2)	(2.2)	2.0

NET INCOME	$15.5	$17.0	$68.4	$66.4

BASIC EPS
Net income (loss) per share:
Continuing operations	$0.52	$0.47	$1.96	$1.73
Discontinued operations	(0.08)	—	(0.06)	0.05
NET INCOME	$0.44	$0.47	$1.90	$1.78
Weighted average number of shares	35.4	36.8	36.0	37.3

DILUTED EPS
Net income (loss) per share:
Continuing operations	$0.52	$0.47	$1.96	$1.72
Discontinued operations	(0.08)	—	(0.06)	0.05
NET INCOME	$0.44	$0.47	$1.90	$1.78
Weighted average number of shares	35.5	36.8	36.1	37.5

Dividends per share	$0.11	$0.11	$0.44	$0.44

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2012	2011
OPERATING ACTIVITIES
Net income	$68.4	$66.4
Income (loss) from discontinued operations, net of taxes	(2.2)	2.0
Net income from continuing operations	70.6	64.4
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	33.8	33.0
Amortization of intangibles	15.6	17.9
Stock-based compensation	6.6	8.3
Deferred income tax benefit	—	(0.5)
Loss on disposal and impairment of goodwill, property, plant and equipment and other	4.1	5.2
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	1.8	3.4
Inventories	(6.2)	3.4
Prepaid expenses and other assets	0.9	(7.9)
Accounts payable, accrued expenses and other liabilities	4.7	0.2
Net cash provided by continuing operations	131.9	127.4

INVESTING ACTIVITIES
Additions to property, plant and equipment	(30.6)	(22.6)
Proceeds from the sale of property, plant and equipment	3.5	0.8
Investments in securities	(2.1)	(8.1)
Proceeds from sale of securities	4.1	8.1
Purchase of intangible assets and other	(0.1)	(0.9)
Business acquisitions, net of cash acquired	(17.5)	(165.5)
Net cash used in investing activities	(42.7)	(188.2)

FINANCING ACTIVITIES
Proceeds from long-term debt	9.2	184.0
Payment of long-term debt	(23.9)	(168.0)
Payment of capital leases and other	(2.9)	(2.6)
Proceeds from share transactions under employee stock plans	17.8	5.4
Tax benefit of stock awards exercised	0.9	0.8
Dividends	(16.0)	(16.3)
Payments to repurchase common stock	(65.8)	(27.2)
Net cash used in financing activities	(80.7)	(23.9)
Effect of exchange rate changes on cash and cash equivalents	3.2	7.3
Net cash provided by (used in) operating activities of discontinued operations	1.4	(1.1)
Net cash provided by (used in) investing activities of discontinued operations	8.1	(0.1)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21.2	(78.6)
Cash and cash equivalents at beginning of year	250.6	329.2
CASH AND CASH EQUIVALENTS AT END OF YEAR	$271.8	$250.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

North America	$205.9	$197.0	$835.0	$810.9
EMEA	145.3	154.4	583.8	595.5
Asia	8.0	6.1	26.8	21.7
Total	$359.2	$357.5	$1,445.6	$1,428.1

Operating Income (Loss)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

North America	$24.9	$27.8	$96.5	$111.6
EMEA	12.7	(2.5)	52.6	28.7
Asia	2.2	9.5	6.5	12.2
Corporate	(8.9)	(8.2)	(32.2)	(35.8)
Total	$30.9	$26.6	$123.4	$116.7

Intersegment Sales

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

North America	$1.4	$0.7	$5.3	$3.3
EMEA	3.0	2.0	10.9	8.4
Asia	36.7	35.9	139.0	132.9
Total	$41.1	$38.6	$155.2	$144.6

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

Net sales	$359.2	$357.5	$1,445.6	$1,428.1

Operating income - as reported	$30.9	$26.6	$123.4	$116.7
Operating margin %	8.6%	7.4%	8.5%	8.2%

Adjustments for special items:
Restructuring and other charges, net	2.4	1.8	5.3	10.0
Earnout adjustment	—	(1.2)	(1.0)	(1.2)
Goodwill and other long-lived asset impairment charges	0.4	17.1	3.4	17.4
Acquisition accounting in cost of sales	—	(0.7)	0.4	4.7
Due diligence costs and other	—	—	—	1.1
CEO separation costs	—	—	—	6.3
Legal and customs settlements	2.8	—	2.5	(1.1)
(Gain on) adjustment to disposal of TWVC	—	(7.7)	1.6	(7.7)
Pension curtailment loss	—	1.5	—	1.5
CFO retention costs	0.7	—	1.5	—
	6.3	10.8	13.7	31.0

Operating income - as adjusted	$37.2	$37.4	$137.1	$147.7
Adjusted operating margin %	10.4%	10.5%	9.5%	10.3%

Net income from continuing operations - as reported	$18.4	$17.2	$70.6	$64.4

Adjustments for special items - tax affected:
Restructuring and other charges, net	1.6	1.2	3.6	6.6
Earnout adjustment	—	(1.2)	(1.0)	(1.2)
Goodwill and other long-lived asset impairment charges	0.3	13.3	2.5	13.5
Acquisition accounting	—	(0.4)	0.3	3.2
Due diligence costs	—	—	—	1.1
CEO separation costs	—	—	—	3.9
Legal and customs settlements	1.7	—	0.8	(0.7)
(Gain on) adjustment to disposal of TWVC	—	(11.4)	1.6	(11.4)
Pension curtailment loss	—	0.9	—	0.9
CFO retention costs	0.4	—	0.9	—
European tax adjustments	(0.7)	1.1	(0.7)	1.1
	3.3	3.5	8.0	17.0

Net income from continuing operations - as adjusted	$21.7	$20.7	$78.6	$81.4

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.52	$0.47	$1.96	$1.72
Adjustments for special items	0.09	0.10	0.22	0.46
Diluted earnings per share - as adjusted	$0.61	$0.56	$2.18	$2.18

TABLE 2

RECONCILIATION OF ADJUSTED GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE EXCLUDING ACQUISITIONS, SHARE REPURCHASES AND FOREIGN EXCHANGE IMPACT

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended	Year Ended
	December 31,	December 31,
	2012	2012
Adjusted Non-GAAP earnings per share	$0.61	$2.18
Acquisitions	(0.02)	(0.09)
Share repurchase, net of dilution activity	(0.02)	(0.08)
Foreign exchange impact	0.01	0.09
Adjusted Non-GAAP earnings per share excluding acquistions, share repurchases and foreign exchange impact	$0.58	$2.10

TABLE 3

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2012	2011

Net cash provided by continuing operations - as reported	$131.9	$127.4
Less: additions to property, plant, and equipment	(30.6)	(22.6)
Plus: proceeds from the sale of property, plant, and equipment	3.5	0.8
Free cash flow	$104.8	$105.6

Net income from continuing operations - as reported	$70.6	$64.4

Cash conversion rate of free cash outflow to net income	148.4%	164.0%

TABLE 4

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2012	2011

Current portion of long-term debt	$77.1	$2.0
Plus: Long-term debt, net of current portion	307.5	397.4
Less: Cash and cash equivalents	(271.8)	(250.6)
Net debt	$112.8	$148.8

Net debt	$112.8	$148.8
Plus: Total stockholders’ equity	939.5	919.8
Capitalization	$1,052.3	$1,068.6

Net debt to capitalization ratio	10.7%	13.9%